                                                                    EXHIBIT 10.2


                            NEWSOUTH BANCORP, INC.
                          MANAGEMENT RECOGNITION PLAN


                                   ARTICLE I
                           ESTABLISHMENT OF THE PLAN

     1.01 The Company hereby establishes this Plan upon the terms and conditions hereinafter stated.

     1.02 Through acceptance of their appointment to the Committee, each member of the Committee hereby accepts his or her appointment hereunder upon the terms and conditions hereinafter stated.

                                  ARTICLE II
                              PURPOSE OF THE PLAN

     2.01 The purpose of the Plan is to reward and retain personnel of experience and ability in key positions of responsibility by providing Employees and Directors of the Company, the Bank, and their Affiliates with a proprietary interest in the Company, and as compensation for their past contributions to the Bank, and as an incentive to make such contributions in the future.

                                  ARTICLE III
                                  DEFINITIONS

     The following words and phrases when used in this Plan with an initial capital letter, shall have the meanings set forth below unless the context clearly indicates otherwise. Wherever appropriate, the masculine pronoun shall include the feminine pronoun and the singular shall include the plural.

     3.01 "Affiliate" shall mean any "parent corporation" or "subsidiary corporation" of the Company, as such terms are defined in Section 424(e) and
(f), respectively, of the Internal Revenue Code of 1986, as amended.

     3.02  "Bank" means Home Savings Bank, SSB.

     3.03 "Beneficiary" means the person or persons designated by a Participant to receive any benefits payable under the Plan in the event of such Participant's death. Such person or persons shall be designated in writing on forms provided for this purpose by the Committee and may be changed from time to time by similar written notice to the Committee. In the absence of a written designation, the Beneficiary shall be the Participant's surviving spouse, if any or if none, his estate.

     3.04  "Board" means the Board of Directors of the Company.

     3.05 "Committee" means the Management Recognition Plan Committee appointed by the Board pursuant to Article IV hereof.

     3.06  "Common Stock" means shares of the common stock of the Company.

     3.07  "Company" means NewSouth Bancorp, Inc.

     3.08 "Continuous Service" shall mean the absence of any interruption or termination of service as an Employee or Director of the Company or an Affiliate. Continuous Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company in the case of transfers between payroll locations of the Company or between the Company, an Affiliate or a successor, or in the case of a Director's performance of services in an emeritus or advisory capacity.

     3.09 "Date of Conversion" means the date of the conversion of the Bank from mutual to stock form.

     3.10  "Director" means a member of the Board.

     3.11 "Disability" shall mean a physical or mental condition, which in the sole and absolute discretion of the Committee, is reasonably expected to be of indefinite duration and to substantially prevent a Participant from fulfilling his or her duties or responsibilities to the Company or an Affiliate.

     3.12 "Effective Date" means the date on which the Plan first becomes effective, as determined under Section 8.07 hereof.

     3.13 "Employee" means any person who is employed by the Company or an Affiliate.

     3.14 "Non-Employee Director" shall have the meaning provided in Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

     3.15 "Participant" means an Employee or Director who holds a Plan Share Award.

     3.16  "Plan" means this NewSouth Bancorp, Inc. Management Recognition
Plan.

     3.17 "Plan Shares" means shares of Common Stock held in the Trust which are awarded or issuable to a Participant pursuant to the Plan.

     3.18 "Plan Share Award" means a right granted under this Plan to receive Plan Shares.

     3.19 "Plan Share Reserve" means the shares of Common Stock held by the Trustee pursuant to Sections 5.02 and 5.03.

     3.20 "Trust" and "Trust Agreement" mean that agreement entered into pursuant to the terms hereof between the Company and the Trustee, and "Trust" means the trust created thereunder.

     3.21  "Trustee" means the Company's Directors acting by majority.

     3.22 "Year of Service" shall mean a full twelve-month period, measured from the date of a Plan Share Award and each annual anniversary of that date, during which a Participant's Continuous Service has not terminated for any reason.

                                  ARTICLE IV
                          ADMINISTRATION OF THE PLAN

     4.01 ROLE AND POWERS OF THE COMMITTEE. The Plan shall be administered and interpreted by the Committee, which shall consist of the full Board.

     The Committee shall have all of the powers allocated to it in this and other Sections of the Plan. Except as limited by the express provisions of the Plan or by resolutions adopted by the Board, the Committee shall have sole and complete authority and discretion (i) to make Plan Share Awards to such Employees as the Committee may select, (ii) to determine the form and content of Plan Share Awards to be issued under the Plan, (iii) to interpret the Plan, (iv) to prescribe, amend and rescind rules and regulations relating to the Plan, and
(v) to make other deter minations necessary or advisable for the administration of the Plan. The Committee shall have and may exercise such other power and authority as may be delegated to it by the Board from time to time. Subject to
Section 4.02, the interpretation and construction by the Committee of any provisions of the Plan or of any Plan Share Award granted hereunder shall be final and binding. The Committee shall act by vote or written consent of a majority of its members, and shall report its actions and decisions with respect to the Plan to the Board at appropriate times, but in no event less than one time per calendar year. The Committee may recommend to the Board one or more persons or entity to act as Trustee(s) in accordance with the provisions of this Plan and the Trust.

     4.02 ROLE OF THE BOARD. The members of the Committee shall be appointed or approved by, and will serve at the pleasure of, the Board. The Board may in its discretion from time to time remove members from, or add members to, the Committee. The Board shall have all of the powers allocated to it in this and other Sections of the Plan, may take any action under or with respect to the Plan which the Committee is authorized to take, and may reverse or override any action taken or decision made by the Committee under or with respect to the Plan, provided, however, that the Board may not revoke any Plan Share Award already made or impair a participant's vested rights under a Plan Share Award. Members of the Board who are eligible for or who have been granted Plan Share Awards (other than pursuant to Section 6.04) may not vote on any matters affecting the administration of the Plan or the grant of Plan Shares or Plan Share Awards (although such members may be counted in determining the existence of a quorum at any meeting of the Board during which actions with regard thereto are taken). Further, with respect to all actions taken by the Board in regard to the Plan, such action shall be taken by a majority of the Board where such a majority of the directors acting in the matter are Non-Employee Directors.

     4.03 LIMITATION ON LIABILITY. No member of the Board or the Committee or the Trustee(s) shall be liable for any determination made in good faith with respect to the Plan or any Plan Shares or Plan Share Awards granted under it.
If a member of the Board or the Committee or any Trustee is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of anything done or not done by him in such capacity under or with respect to the Plan, the Company shall indemnify such member against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Company and its Affiliates and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

                                   ARTICLE V
                       CONTRIBUTIONS; PLAN SHARE RESERVE

     5.01 AMOUNT AND TIMING OF CONTRIBUTIONS. The Board shall determine the amounts (or the method of computing the amounts) to be contributed by the Company to the Trust, provided that the Bank may also make contributions to the Trust. Such amounts shall be paid to the Trustee at the time of contribution. No contributions to the Trust by Employees shall be permitted.

     5.02 INVESTMENT OF TRUST ASSETS; MAXIMUM PLAN SHARE AWARDS. The Trustee shall invest Trust assets only in accordance with the Trust Agreement; provided that the Trust shall not purchase, and Plan Share Awards shall not be made with respect to, more than four percent (4%) of the number of Shares issued on the Date of Conversion. Such Shares may be newly issued Shares, Shares held in Treasury, or Shares held in a grantor trust.

     5.03 EFFECT OF ALLOCATIONS, RETURNS AND FORFEITURES UPON PLAN SHARE RESERVES. Upon the allocation of Plan Share Awards under Section 6.02, the Plan Share Reserve shall be reduced by the number of Shares subject to the awards so allocated. Any Shares subject or attributable to an Award which may not be earned because of a forfeiture by the Participant pursuant to Section 7.01 shall be added to the Plan Share Reserve.

                                  ARTICLE VI
                           ELIGIBILITY; ALLOCATIONS

     6.01 ELIGIBILITY. Except as otherwise provided in Section 6.04 hereof, the Committee shall make Plan Share Awards only to Employees. In selecting those Employees to whom Plan Share Awards will be granted and the number of shares covered by such Awards, the Committee shall consider the position, duties and responsibilities of the eligible Employees, the value of their services to the Company and its Affiliates, and any other factors the Committee may deem relevant. Notwithstanding the foregoing, (i) the Committee shall automatically make the Plan Share Awards specified in Sections 6.04 and 6.05 hereof; and (ii) no Employee shall receive Plan Share Awards relating to more than 25% of the Plan Shares reserved under Section 5.02, and no non-employee Director shall receive Plan Share Awards relating to more than 5% of the Plan Shares reserved under Section 5.02, with all non-employee Directors as a group receiving Plan Share Awards on the Effective Date relating to no more than 30% of the Plan Shares reserved under Section 5.02. [THESE RESTRICTIONS WILL BE INAPPLICABLE IF THE PLAN RECEIVES STOCKHOLDER APPROVAL MORE THAN ONE YEAR AFTER THE DATE OF CONVERSION.]

     6.02 ALLOCATIONS. The Committee will determine which Employees will be granted discretionary Plan Share Awards, and the number of Shares covered by each Plan Share Award, provided that in no event shall any awards be made which will violate the governing instruments of the Bank or its Affiliates or any applicable federal or state law or regulation. In the event Plan Shares are forfeited for any reason or additional shares of Common Stock are purchased by the Trustee, the Committee may, from time to time, determine which of the Employees referenced in Section 6.01 above will be granted additional Plan Share Awards to be awarded from the forfeited or acquired Plan Shares.

     6.03 FORM OF ALLOCATION. As promptly as practicable after a determination is made pursuant to Section 6.02 that a Plan Share Award is to be made, the Committee shall notify the Participant in writing of the grant of the award, the number of Plan Shares covered by the award, and the terms upon which the Plan Shares subject to the award may be earned. The date on which the Committee so notifies the Participant shall be considered the date of grant of the Plan Share Awards. The Committee shall maintain records as to all grants of Plan Share Awards under the Plan.

     6.04 AUTOMATIC GRANTS TO NON-EMPLOYEE DIRECTORS. Notwithstanding any other provisions of this Plan, each Director who is not an Employee but is a Director on the Effective Date shall receive, on said date, a Plan Share Award for a number of Shares equal to the quotient obtained by dividing --

     (i) 30 percent (4%) of the number of Plan Shares which the Trust is authorized to purchase pursuant to Section 5.02 of the Plan, by

     (ii) the number of Directors entitled to receive Plan Share Awards on the Effective Date, pursuant to this Section 6.04.

Plan Share Awards received under the provisions of this Section shall become vested and nonforfeitable according to the general rules set forth in subsections (a) and (b) of Section 7.01, and the Committee shall have no discretion to alter or accelerate said vesting requirements. Unless otherwise inapplicable or inconsistent with the provisions of this Section, the Plan Share Awards to be granted hereunder shall be subject to all other provisions of this Plan.

     6.05 AUTOMATIC GRANTS TO EMPLOYEES. On the Effective Date, each of the following individuals shall receive a Plan Share Award as to the number of Plan Shares listed below, provided that such award shall not be made to an individual who is not an Employee on the Effective Date:

          Employee                  Shares Subject to Plan Share Award
          --------                  ----------------------------------

          ______________                                ____%

     Plan Share Awards received under the provisions of this Section shall become vested and nonforfeitable according to the general rules set forth in subsections (a) and (b) of Section 7.01, and the Committee shall have no discretion to alter said vesting requirements. Unless otherwise inapplicable or inconsistent with the provisions of this Section, the Plan Share Awards to be granted hereunder shall be subject to all other provisions of this Plan.

     6.06 ALLOCATIONS NOT REQUIRED. Notwithstanding anything to the contrary in Sections 6.01 and 6.02, but subject to Sections 6.04 and 6.05, no Employee or Director shall have any right or entitlement to receive a Plan Share Award hereunder, such awards being at the total discretion of the Committee, nor shall any Employees or Directors as a group have such a right. The Committee may, with the approval of the Board (or, if so directed by the Board) return all Common Stock in the Plan Share Reserve to the Company at any time, and cease issuing Plan Share Awards.

                                  ARTICLE VII
            EARNINGS AND DISTRIBUTION OF PLAN SHARES; VOTING RIGHTS

7.01  EARNING PLAN SHARES; FORFEITURES.

     (a) GENERAL RULES. Twenty percent (20%) of the Plan Shares subject to a Plan Share Award shall be earned and become non-forfeitable by a Participant upon his or her completion of each of five Years of Service. [MAY BE DIFFERENT IF PLAN RECEIVES STOCKHOLDER APPROVAL MORE THAN ONE YEAR AFTER THE DATE OF CONVERSION.]

     (b)  EXCEPTION FOR TERMINATIONS DUE TO DEATH OR DISABILITY.
Notwithstanding the general rule contained in Section 7.01(a) above, all Plan Shares subject to a Plan Share Award held by a Participant whose service with the Company or an Affiliate terminates due to the Participant's death or Disability, shall be deemed earned as of the Participant's last day of service with the Company or an Affiliate and shall be distributed as soon as practicable thereafter. [IF THE PLAN RECEIVES STOCKHOLDER APPROVAL MORE THAN ONE YEAR AFTER THE DATE OF CONVERSION, VESTING WOULD ACCELERATE TO 100% UPON A PARTICIPANT'S RETIREMENT OR TERMINATION OF SERVICE IN CONNECTION WITH A CHANGE IN CONTROL.]

     7.02 ACCRUAL OF DIVIDENDS. Whenever Plan Shares are paid to a Participant or Beneficiary under Section 7.03, such Participant or Beneficiary shall also be entitled to receive, with respect to each Plan Share paid, an amount equal to any cash dividends (including special large and nonrecurring dividends, including one that has the effect of a return of capital to the Company's stockholders) and a number of shares of Common Stock equal to any stock dividends, declared and paid with respect to a share of Common Stock between the date the relevant Plan Share Award was initially granted to such Participant and the date the Plan Shares are being distributed. There shall also be distributed an appropriate amount of net earnings, if any, of the Trust with respect to any cash dividends so paid out.

     7.03  DISTRIBUTION OF PLAN SHARES.

     (a) TIMING OF DISTRIBUTIONS: GENERAL RULE. Except as provided in Subsections (c), and (d) below, the Trustee shall distribute Plan Shares and accumulated cash from dividends and interest to the Participant or his Beneficiary, as the case may be, as soon as practicable after they have been earned. No fractional shares shall be distributed.

     (b) FORM OF DISTRIBUTION. The Trustee shall distribute all Plan Shares, together with any shares representing stock dividends, in the form of Common Stock. One share of Common Stock shall be given for each Plan Share earned. Payments representing cash dividends (and earnings thereon) shall be made in cash.

     (c) WITHHOLDING. The Trustee shall withhold from any cash payment made under this Plan sufficient amounts to cover any applicable withholding and employment taxes, and if the amount of such cash payment is not sufficient, the Trustee shall require the Participant or Beneficiary to pay to the Trustee the amount required to be withheld as a condition of delivering the Plan Shares. The Trustee shall pay over to the Company or Affiliate which employs or employed such Participant any such amount withheld from or paid by the Participant or Beneficiary.

     (d)  TIMING: EXCEPTION FOR 10% SHAREHOLDERS.  Notwithstanding Subsections
(a) and (b) above, no Plan Shares may be distributed prior to the date which is five (5) years from the Date of Conversion to the extent the Participant or Beneficiary, as the case may be, would after receipt of such Shares own in excess of ten percent (10%) of the issued and outstanding shares of Common Stock unless such action is approved in advance by a majority vote of disinterested directors of the Board. To the extent this limitation would delay the date on which a Participant receives Plan Shares, the Participant may elect to receive from the Trust, in lieu of such Plan Shares, the cash equivalent thereof. Any Plan Shares remaining undistributed solely by reason of the operation of this Subsection (d) shall be distributed to the Participant or his Beneficiary on the date which is five years from the Date of Conversion.

     (e) REGULATORY EXCEPTIONS. No Plan Shares shall be distributed unless and until all of the requirements of all applicable law and regulation shall have been fully complied with, including the receipt of approval of the Plan by the stockholders of the Company by such vote, if any, as may be required by applicable law and regulations.

     7.04 VOTING OF PLAN SHARES. All shares of Common Stock held by the Trust (whether or not subject to a Plan Share Award) shall be voted by the Trustee in the same proportion as the trustee of the Company's Employee Stock Ownership Plan votes Common Stock held in the trust associated therewith, and in the absence of any such voting, shall be voted in the manner directed by the Board.

     7.05. DEFERRAL ELECTIONS BY PARTICIPANTS. At any time that is at least six months prior to the date on which a Participant becomes vested in the first 20% of his or her Plan Share Award, the Participant may irrevocably elect, on the form attached hereto as Exhibit "A" (the "Election Form"), to defer the receipt of all or a percentage of the Plan Shares that would otherwise be transferred to the Participant upon the vesting of such award (the "Deferred Shares"). The MRP Committee shall establish and maintain an individual account in the name of each Participant who files an Election Form for the purpose of tracking deferred earnings attributable to cash dividends paid on Deferred Shares (the "Cash Account"). On the last day of each fiscal year of the Company, the Committee shall credit to the Participant's Cash Account earnings on the balance of the Cash Account at a rate equal to the yield on Common Stock, as determined from time to time by the MRP Committee in its sole discretion.

     The Deferred Shares, together with any cash or stock dividends attributable thereto (the "Deferred Earnings"), will be distributed to the Participant in accordance with the deferral schedule (the "Deferral Schedule") selected by the Participant in his or her Election Form. The Trustees shall hold each Participant's Deferred Shares and Deferred Earnings in the Trust until distribution is required pursuant to the election set forth in the Participant's Election Form.

     The Trustee shall distribute a Participant's Deferred Shares and Deferred Earnings in accordance with the Participant's Election Form, unless the Participant terminates Continuous Service for a reason other than the Participant's (i) death, (ii) Disability, (iii) early retirement after age 55 and completion of 10 or more years of Continuous Service, or (iv) normal retirement after age 65. Within 90 days after receiving notice of a Participant's death, the Trustee shall distribute any balance of the Participant's Deferred Shares and Deferred Earnings to the Participant's designated beneficiary, if living, or if such designated beneficiary is deceased or the Participant failed to designate a beneficiary, to the Participant's estate. Notwithstanding the preceding, at any time prior to his or her death, a Participant may elect to have the balance of his or her Deferred Shares and Deferred Earnings distributed to his or her beneficiary or estate over a period of time designated by the Participant. If, on the other hand, a Participant's Continuous Service terminates for a reason other than the Participant's death, Disability, early retirement, or normal retirement, the Participant's Deferred Shares and Deferred Earnings shall be distributed to the Participant in a lump sum occurring as soon as reasonably practicable.

     Notwithstanding any other provision of the Plan or a Participant's Election Form, in the event the Participant suffers an unforeseeable emergency hardship within the contemplation of this paragraph, the Participant may apply to the Committee for a distribution of all or a portion of his Deferred Shares and Deferred Earnings prior to the basis for any such distribution. The hardship must result from a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, casualty loss of property, or other similar conditions beyond the control of the Participant. Examples of purposes which are not considered hardships include post-secondary school expenses or the desire to purchase a residence. In no event will a distribution be made to the extent the hardship could be relieved through reimbursement or compensation by insurance or otherwise, or by liquidation of the Participant's nonessential assets to the extent such liquidation would not itself cause a severe financial hardship. The amount of any distribution hereunder shall be limited to the amount necessary to relieve the Participant's financial hardship. The determination of whether a Participant has a qualifying hardship and the amount which qualifies for distribution, if any, shall be made by the Committee in its sole discretion. The Committee may require evidence of the purpose and amount of the need, and may establish such application or other procedures as it deems appropriate.

     No Participant may assign his or her claim to Deferred Shares and Deferred Earnings during his or her lifetime, and any deferral election made hereunder shall be irrevocable. A Participant's right to Deferred Shares and Deferred Earnings shall at all times constitute an unsecured promise of the Company to pay benefits as they come due. The right of the Participant or his or her beneficiary to receive benefits hereunder shall be solely an unsecured claim against the general assets of the Company. Neither the Participant nor his or her beneficiary shall have any claim against or rights in any specific assets or other fund of the Company, and any assets in the Trust shall be deemed general assets of the Company.

     All distributions made by the Company and/or the Trustees pursuant to elections made hereunder shall be subject to applicable federal, state, and local tax withholding and to such other deductions as shall at the time of such payment be required under any income tax or other law, whether of the United States or any other jurisdiction, and, in the case of payments to a beneficiary, the delivery to the Committee and/or Trustees of all necessary waivers, qualifications and other documentation.

                                 ARTICLE VIII
                                 MISCELLANEOUS

     8.01  ADJUSTMENTS FOR CAPITAL CHANGES.

     (a) RECAPITALIZATIONS; STOCK SPLITS, ETC. The number and kind of shares which may be purchased under the Plan, and the number and kind of shares subject to outstanding Plan Share Awards, shall be proportionately adjusted for any increase, decrease, change or exchange of shares of Common Stock for a different number or kind of shares or other securities of the Company which results from a merger, consolidation, recapita lization, reorganization, reclassification, stock dividend, split-up, combination of shares, or similar event in which the number or kind of shares is changed without the receipt or payment of consideration by the Company.

     (b) TRANSACTIONS IN WHICH THE COMPANY IS NOT THE SURVIVING ENTITY. In the event of (i) the liquidation or dissolution of the Company, (ii) a merger or consolidation in which the Company is not the surviving entity, or (iii) the sale or disposition of all or substantially all of the Company's assets (any of the foregoing to be referred to herein as a "Transaction"), all outstanding Plan Share Awards shall be adjusted for any change or exchange of shares of Common Stock for a different number or kind of shares or other securities which results from the Transaction.

     (c) CONDITIONS AND RESTRICTIONS ON NEW, ADDITIONAL, OR DIFFERENT SHARES OR SECURITIES. If, by reason of any adjustment made pursuant to this Section, a Participant becomes entitled to new, additional, or different shares of stock or securities, such new, additional, or different shares of stock or securities shall thereupon be subject to all of the conditions and restrictions which were applicable to the shares pursuant to the Plan Share Award before the adjustment was made. In addition, the Committee shall have the discretionary authority to impose on the Shares subject to Plan Share Awards to Employees such restrictions as the Committee may deem appropriate or desirable, including but not limited to a right of first refusal, or repurchase option, or both of these restrictions.

     (d) OTHER ISSUANCES. Except as expressly provided in this Section, the issuance by the Company or an Affiliate of shares of stock of any class, or of securities convertible into shares of Common Stock or stock of another class, for cash or property or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, shall not affect, and no adjustment shall be made with respect to, the number or class of shares of Common Stock then subject to Plan Share Awards or reserved for issuance under the Plan.

     8.02 AMENDMENT AND TERMINATION OF PLAN. The Board may, by resolution, at any time amend or terminate the Plan; provided that no amendment or termination of the Plan shall, without the written consent of a Participant, impair any rights or obligations under a Plan Share Award theretofore granted to the Participant.

     The power to amend or terminate the Plan in accordance with this Section
8.02 shall include the power to direct the Trustee to return to the Company all or any part of the assets of the Trust, including shares of Common Stock held in the Plan Share Reserve. However, the termination of the Trust shall not affect a Participant's right to earn Plan Share Awards and to receive a distribution of Common Stock relating thereto, including earnings thereon, in accordance with the terms of this Plan and the grant by the Committee or the Board.

     8.03 NONTRANSFERABILITY. Plan Share Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, or any other provision of this Plan, a Participant who holds Plan Share Awards may transfer such awards to his or her spouse, lineal ascendants, lineal descendants, or to a duly established trust for the benefit of one or more of these individuals. Plan Share Awards so transferred may thereafter be transferred only to the Participant who originally received the grant or to an individual or trust to whom the Participant could have initially transferred the awards pursuant to this Section 8.03. Plan Share Awards which are transferred pursuant to this Section 8.03 shall be exercisable by the transferee according to the same terms and conditions as applied to the Participant.

     8.04 NO EMPLOYMENT OR OTHER RIGHTS. Neither the Plan nor any grant of a Plan Share Award or Plan Shares hereunder nor any action taken by the Trustee, the Committee or the Board in connection with the Plan shall create any right, either express or implied, on the part of any Employee or Director to continue in the service of the Company, the Bank, or an Affiliate thereof.

     8.05 VOTING AND DIVIDEND RIGHTS. No Participant shall have any voting or dividend rights or other rights of a stockholder in respect of any Plan Shares covered by a Plan Share Award prior to the time said Plan Shares are actually distributed to him.

     8.06 GOVERNING LAW. The Plan and Trust shall be governed and construed under the laws of the State of North Carolina to the extent not preempted by Federal law.

     8.07 EFFECTIVE DATE. The Plan shall become effective immediately upon its approval by a favorable vote of stockholders of the Company who own at least a majority of the total votes eligible to be cast at a duly called meeting of the Company's stockholders held in accordance with applicable laws, provided that the Plan shall not be submitted for such approval within the six-month period after the Date of Conversion. In no event shall Plan Share Awards be made prior to the Effective Date.

     8.08  TERM OF PLAN.  This Plan shall remain in effect until the earlier of
(i) termination by the Board, or (ii) the distribution of all assets of the Trust. Termination of the Plan shall not affect any Plan Share Awards previously granted, and such Awards shall remain valid and in effect until they have been earned and paid, or by their terms expire or are forfeited.

     8.09 TAX STATUS OF TRUST. It is intended that (i) the Trust associated with the Plan be treated as a grantor trust of the Company under the provisions of Section 671 et seq. of the Code, as the same may be amended from time to
               -- ---
time, and (ii) that in accordance with Revenue Procedure 92-65 (as the same may be amended from time to time), Participants have the status of general unsecured creditors of the Company, the Plan constitutes a mere unfunded promise to make benefit payments in the future, the Plan is unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended, and the Trust has been and will continue to be maintained in conformity with Revenue Procedure 92-64 (as the same may be amended from time to time).

                             NEWSOUTH BANCORP, INC.
                          MANAGEMENT RECOGNITION PLAN

                                _______________

                                Trust Agreement

                                _______________


     This Agreement made this _____ day of _________, 1996 by and between NewSouth Bancorp, Inc. (the "Company") and Thomas A. Vann, Linley H. Gibbs, Jr., Frederick H. Howdy, Edmund T. Buckman, Jr., Harold A. Lane, Charles E. Parker, Jr., Marshal T. Singleton, and Frederick N. Holscher (acting by majority, the "Trustee").


     WHEREAS, the Company maintains the NewSouth Bancorp, Inc. Management Recognition Plan (the "Plan"), and has incurred or expects to incur liability under the terms of the Plan with respect to the individuals participating in the Plan ("Participants"); and

     WHEREAS, the Company wishes to establish a trust (the "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of the Company's general creditors in the event of Insolvency, as defined in
Section 3(a) hereof, until paid to Participants and their beneficiaries in such manner and at such times as specified in the Plan;

     WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974;

     WHEREAS, it is the intention of the Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan;


     NOW, THEREFORE, the parties do hereby establish this Trust and agree that the Trust shall be comprised, held and disposed of as follows:

     Section 1.  Establishment of Trust
     ----------------------------------

     (a) The Company hereby deposits, or will shortly hereafter deposit, with the Trustee in trust (i) a number of shares of the Company's common stock ("Common Stock") equal to four percent (4%) of the number of shares of Common Stock issued by the Company in connection with the conversion of Home Savings Bank, SSB (the "Bank") from mutual-to-stock form, or (ii) an amount expected to be sufficient to permit the Trust to purchase said shares. Said shares or amount shall become the initial principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement.

     (b) The Trust shall become irrevocable upon the effective date of the Plan.

     (c) The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be construed accordingly.

     (d) The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Participants and general creditors as herein set forth. Participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Participants and their beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

     (e) The Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with the Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement. Neither the Trustee nor any Participant or beneficiary shall have any right to compel such additional deposits.

     Section 2.  Payments to Plan Participants and Their Beneficiaries.
     -----------------------------------------------------------------

     (a) The Company shall deliver to the Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to the Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. Except as otherwise provided herein, the Trustee shall make payments to Participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Company.

     (b) The entitlement of a Participant or his or her beneficiaries to benefits under the Plan shall be determined by the Company or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

     (c) The Company may make payment of benefits directly to Participants or their beneficiaries as they become due under the terms of the Plan. The Company shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to Participants or their beneficiaries.
In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, the Company shall make the balance of each such payment as it falls due. The Trustee shall notify the Company where principal and earnings are not sufficient.

     Section 3.  Trustee Responsibility Regarding Payments to Trust Beneficiary
     --------------------------------------------------------------------------
When Company Is Insolvent.
-------------------------

     (a) The Trustee shall cease payment of benefits to Participants and their beneficiaries if the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they become due, or (ii) the Company becomes subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

     (b)  At all times during the continuance of this Trust, as provided in
Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

     (c) The Board of Directors and the Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Participants or their beneficiaries.

          (1) Unless the Trustee has actual knowledge of the Company's Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.

          (2) If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to Plan participants or their beneficiaries, shall liquidate the Trust's investment in Common Stock, and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Participants or their beneficiaries as general creditors of the Company with respect to benefits due under the Plan or otherwise.

          (3) The Trustee shall resume the payment of benefits to Participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

     (d) Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Participants or their beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

     Section 4.  Payments to the Company.
     -----------------------------------

     Except as provided in Section 3 hereof, after the Trust has become irrevocable, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payment of benefits have been made to Plan Participants and their beneficiaries pursuant to the terms of the Plan.

     Section 5.  Investment Authority.
     --------------------------------

     (a) The Trustee shall have sole discretion as to the investment of Trust assets, except that to the extent reasonably practicable, the Trustee shall invest all assets of the Trust in Common Stock provided that the Trust shall not purchase from time to time a number of shares of Common Stock exceeding 4% of the shares of Common Stock issued in the Bank's mutual-to-stock conversion.

     (b) All rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercisable by or rest with Participants, except that voting rights with respect to Common Stock will be exercised in accordance with the terms of the Plan.

     (c) Subject to applicable federal and state securities laws, if for any reason the Trustee will be selling shares of Common Stock, the Trustee shall sell such shares by (i) giving each Beneficiary 20 business days within which to purchase, at fair market value, all or part of the shares of Common Stock that the Trustee holds for the benefit of the Beneficiary, and (ii) to the extent purchases by Beneficiaries are insufficient to eliminate the Trusts' excess holdings of Common Stock, to offer to sell, and to sell, all or any part of the excess shares held by the Trust to the following purchasers, listed here by order of priority: first, the Company; second, any benefit plan maintained by the Company or the Bank; third, directors of the Bank; fourth, officers of the Bank; and fifth, members of the general public.

     Section 6. - Disposition of Income.
     ----------------------------------

     During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

     Section 7.  Accounting by Trustee.
     ---------------------------------

     The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within 60 days following the close of each calendar year and within 20 days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

     Section 8.  Responsibility of Trustee.
     -------------------------------------

     (a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity, the terms of the Plan or this Trust and is given in writing by the Company. In the event of a dispute between the Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

     (b) If the Trustee undertakes or defends any litigation arising in connection with this Trust, the Company agrees to indemnify the Trustee against Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments, except in those cases where the Trustee shall have been found by a court of competent jurisdiction to have acted with gross negligence or willful misconduct. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust.

     (c) The Trustee may consult with legal counsel with respect to any of its duties or obligations hereunder.

     (d) The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

     (e) The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor the Trustee, or to loan to any person the proceeds of any borrowing against such policy.

     (f) Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Code.

     Section 9.  Compensation and Expenses of Trustee.
     ------------------------------------------------

     The Company shall pay all administrative expenses and the Trustee's fees and expenses relating to the Plan and this Trust. If not so paid, the fees and expenses shall be paid from the Trust.

     Section 10.  Resignation and Removal of Trustee.
     -----------------------------------------------

     The Trustee (or any individual serving as one of the trustees who act by majority as the Trustee) may resign at any time by written notice to the Company, which resignation shall be effective 30 days after the Company receives such notice (unless the Company and the Trustee agree otherwise). The Trustee (or any individual serving as one of the trustees who act by majority as the Trustee) may be removed by the Company on 30 days notice or upon shorter notice accepted by the Trustee.

     If the Trustee (or any individual serving as one of the trustees who act by majority as the Trustee) resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date or resignation or removal under this section. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust. Upon resignation or removal of the Trustee and appointment of a successor trustee, all assets shall subsequently be transferred to the successor trustee. The transfer shall be completed within 60 days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit.

     Section 11.  Appointment of Successor.
     -------------------------------------

     If the Trustee resigns or is removed in accordance with Section 10 hereof, the Company may appoint any other party as a successor to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new trustee, who shall have all of the rights and powers of the former trustee, including ownership rights in the Trust assets. The former trustee shall execute any instrument necessary or reasonably requested by the Company or the successor trustee to evidence the transfer.

     A successor trustee need not examine the records and acts of any prior trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. The successor trustee shall not be responsible for, and the Company shall indemnify and defend the successor trustee from, any claim or liability resulting from any action or inaction of any prior trustee or from any other past event, or any condition existing at the time it becomes successor trustee.

     Section 12.  Amendment or Termination.
     -------------------------------------

     (a) This Trust Agreement may be amended by a written instrument executed by the Trustee and the Company, provided that no such amendment shall make the Trust revocable.

     (b) The Trust shall not terminate until the date on which Participants and their beneficiaries are no longer entitled to benefits pursuant to the terms hereof. Upon termination of the Trust, the Trustee shall return any assets remaining in the Trust to the Company.

     (c) Upon written approval of all Participants (or their beneficiaries if they are then entitled to payment of benefits), the Company may terminate this Trust prior to the time all benefit payments under the Plan have been made. All assets in the Trust at termination shall be returned to the Company.

     Section 13.  Miscellaneous.
     --------------------------

     (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

     (b) Benefits payable to Participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process, except pursuant to the terms of the Plan.

     (c) This Trust Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina, to the extent not preempted by federal law.

     (d) The Trustee agrees to be bound by the terms of the Plan, as in effect from time to time.

     (e) The Trustee shall act by vote or written consent of a majority of its duly-appointed members.

     IN WITNESS WHEREOF, the Company, by its duly authorized officer, has caused this Agreement to be executed, and its corporate seal affixed, and the Trustees have executed this Agreement, this ___ day of October, 1996.


ATTEST:                                 NEWSOUTH BANCORP, INC.


__________________________              By:
                                            --------------------------
                                            Its President

ATTEST:


__________________________                  __________________________
                                            Thomas A. Vann, Trustee


__________________________                  __________________________
                                            Linley H. Gibbs, Jr., Trustee


__________________________                  __________________________
                                            Frederick H. Howdy, Trustee


__________________________                  __________________________
                                            Edmund T. Buckman, Jr., Trustee


__________________________                  __________________________
                                            Harold A. Lane, Trustee


__________________________                  __________________________
                                            Charles E. Parker, Jr., Trustee


__________________________                  __________________________
                                            Marshal T. Singleton, Trustee


__________________________                  __________________________
                                            Frederick N. Holscher, Trustee